EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated July 20, 2006, is by and between the "BUYERS" listed on Annex II (each, a "Buyer" and collectively, the "Buyers"), and RAND LOGISTICS, INC., a Delaware corporation (the "Company"), and shall become effective concurrently with effectiveness of the WMS Documents.

                              W I T N E S S E T H:

      WHEREAS, the Buyers, severally and not jointly, desire to purchase and acquire from the Company, and the Company desires to issue and deliver to the Buyers, shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), with an aggregate Market Value equal to $13,000,000 (the "Purchase Shares"), free and clear of all claims, liens, options, charges and encumbrances of any kind other than restrictions on transfer as provided under applicable securities laws ("Liens"), on the terms hereinafter set forth and as allocated among Buyers as set forth on Annex II to this Agreement; and

      NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.1 Definitions. As used herein, the following terms shall have the respective meanings ascribed to them below:

      "Action" has the meaning ascribed to such term in Section 3.9.

      "Affiliate" means, with respect to any specified Person, (i) any other Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such specified Person or (ii) any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person by virtue of ownership of voting securities, by contract or otherwise.

      "Agreement" has the meaning ascribed to such term in the Preamble.

      "Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of the effective date hereof, by and among Oglebay Norton Marine Services Company, L.L.C., Oglebay Norton Company and Wisconsin & Michigan Steamship Company.

      "Business Day" means any day (other than Saturday or Sunday) on which banking institutions in the State of New York are not authorized or obligated by law to close.

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      "Buyer" or "Buyers" has the meaning ascribed to such term in the Preamble.

      "Closing" has the meaning ascribed to such term in Section 2.1.

      "Closing Date" has the meaning ascribed to such term in Section 2.1.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto.

      "Common Stock" has the meaning ascribed to such term in Section 3.6.

      "Company" has the meaning ascribed to such term in the Preamble.

      "Company Disclosure Schedule" shall mean that certain schedule attached hereto as Annex I qualifying the representations and warranties contained in
Article III.

      "Company Material Adverse Effect" shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, results of operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole, provided, however, that a Company Material Adverse Effect shall not include any such effect resulting from or arising in connection with (a) changes or conditions generally affecting the industries or segments in which the Company operates; (b) changes in general economic, market or political conditions; or
(c) the announcement, other disclosure or completion of the transactions contemplated by the WMS Documents.

      "Control Agreement" shall mean the Blocked Account Control Agreement, dated as of the effective date hereof, by and between National City Leasing Corporation, Rand Finance Corp. and National City Bank, together with any agreements and instruments executed and delivered pursuant to the terms thereof.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and all regulations promulgated thereunder.

      "Financial Statements" has the meaning ascribed to such term in Section
3.8.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

      "GE Amendment" shall mean the First Amendment to Credit Agreement, dated as of the effective date hereof, by and among Lower Lakes Towing Ltd., Lower Lakes Transportation Company, Grand River Navigation Company, Inc. and the other Credit Parties signatory thereto, General Electric Capital Corporation, as a US Lender and as Agent, and GE Canada Finance Holding Company, as a Cdn. Lender.

      "Governmental Authority" shall mean any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality.


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      "Governmental Rules" shall mean all laws, statutes, rules, regulations, codes, ordinances, writs, orders or decrees of any Governmental Authority.

      "Lien" has the meaning ascribed to such term in the Preamble.

      "Market Value" means the last price at which a share of Common Stock sold on the Trading Market on the trading day immediately preceding the date of this Agreement.

      "Maritime Laws" means the Shipping Act, 1916, Merchant Marine Act, 1920, and the Merchant Marine Act, 1936, all as amended, and the regulations promulgated thereunder, collectively.

      "Person" shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or other entity or Governmental Authority.

      "Purchase Price" has the meaning ascribed to such term in Section 2.3.

      "Purchase Shares" has the meaning ascribed to such term in the Recitals.

      "Registration Rights Agreement" shall mean the Registration Rights Agreement, by and between the Company and the Buyers, in the form of Exhibit A hereto.

      "SEC" shall mean the Securities and Exchange Commission.

      "SEC Reports" has the meaning ascribed to such term in Section 3.8.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and all regulations promulgated thereunder.

      "Security Agreement" shall mean the Blocked Account Security Agreement, dated as of the effective date hereof, by and between Rand Finance Corp. and National City Leasing Corporation, together with any agreements and instruments executed and delivered pursuant to the terms thereof.

      "Subsidiary" shall mean, when used with respect to any Person, any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries.

      "Subordinated Debt Documentation" shall mean the Senior Subordinated Note Purchase Agreement, dated as of the effective date hereof, by and among


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Wisconsin & Michigan Steamship Company, Rand Finance Corp. and Oglebay Norton
Company, together with any agreements and instruments executed and delivered pursuant to the terms thereof.

      "Survival Period" has the meaning ascribed to such term in Section 7.1.

      "Time Charter Agreement" shall mean the Time Charter Agreement, dated as of the effective date hereof, by and between Wisconsin & Michigan Steamship Company and Lower Lakes Transportation Company, together with any agreements and instruments executed and delivered pursuant to the terms thereof.

      "Time Charter Guarantee" shall mean the Guaranty of Payment, dated as of the effective date hereof, by Rand LL Holdings Corp. in favor of Wisconsin & Michigan Steamship Company, together with any agreements and instruments executed and delivered pursuant to the terms thereof.

      "Trading Market" means whichever of The New York Stock Exchange, The American Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

      "Transaction Documents" shall mean (i) the Registration Rights Agreement and (ii) those other agreements, certificates and documents entered into or delivered between the Buyers and the Company related to, ancillary to, or in connection with this Agreement, the Registration Rights Agreement.

      "WMS Transaction" shall mean the transactions contemplated by the WMS Documents.

      "WMS Documents" shall mean the Asset Purchase Agreement, the Time Charter Agreement, the Time Charter Guarantee, the Subordinated Debt Documentation, the Control Agreement, the Security Agreement and the GE Amendment, collectively.

      1.2 Knowledge. As used in the Agreement, "to the Company's knowledge" or "to the knowledge of the Company" or words of similar import shall mean the actual knowledge of Laurence S. Levy, the Chief Executive Officer of the Company.

      1.3 Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.


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

      The parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provision of this Agreement or of any of the Transaction Documents.

                                   ARTICLE II

                           CLOSING; PURCHASE AND SALE

      2.1 The Closing. The closing (the "Closing") of the transactions set forth in this Article II shall take place concurrently with the effectiveness of this Agreement at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York or such other place as the parties may determine (such date upon which the Closing occurs is referred to as the "Closing Date").

      2.2 Issuance and Delivery of the Purchase Shares. At the Closing, the Company shall issue and deliver to each Buyer certificates for the number of Purchase Shares determined by dividing the aggregate purchase price for such Buyer listed on Annex II (such Buyer's "Purchase Price") by the Market Value, and each such Buyer shall purchase such Purchase Shares from the Company.

      2.3 Purchase Price. At the Closing, each Buyer shall pay to the Company such Buyer's Purchase Price as listed on Annex II.

      2.4 Delivery of Purchase Price. At the Closing, the aggregate Purchase Price shall be paid by the Buyers to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at least two Business Days prior to the Closing.

      2.5 Use of Proceeds. The Company shall use the net proceeds from the issuance of the Purchase Shares for the purposes of (a) funding the obligations of the Company and its Subsidiaries under the WMS Documents, as well as payment of related fees and expenses, and (b) for general working capital purposes following consummation of the WMS Transaction.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyers as follows:

      3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to conduct its business as now being conducted and is duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets


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

owned or leased by it, makes such qualification or licensure necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, limit the Company's ability to consummate the transactions hereby contemplated or have a Company Material Adverse Effect.

      3.2 Subsidiaries. Except as set forth on Section 3.2 of the Company Disclosure Schedule, all of the outstanding shares of the capital stock of each Subsidiary of the Company are owned by the Company free and clear of all Liens. Each of the Company's Subsidiaries is set forth on Section 3.2 of the Company Disclosure Schedule and is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company's Subsidiaries has the power and authority to conduct its business as now being conducted and is duly licensed or qualified to do business and is in good standing as a foreign corporation or other legal entity in all jurisdictions in which the nature of the business conducted by it, and/or the character of the assets owned or leased by it, makes such qualification or licensure necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, limit the Company's ability to consummate the transactions hereby contemplated or have a Company Material Adverse Effect.

      3.3 Authority; Execution and Delivery; Enforceability. The Company has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents and to consummate the transactions hereby and thereby contemplated. The execution and delivery by the Company of this Agreement and the Transaction Documents and the consummation by the Company of the transactions hereby and thereby contemplated have been authorized by all necessary corporate action of the Company. The Company has duly executed and delivered this Agreement and the Transaction Documents, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than the Company), this Agreement and the Transaction Documents constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

      3.4 Non-Contravention. Except as set forth on Schedule 3.4, neither the execution and delivery of this Agreement and the Transaction Documents by the Company, nor the consummation of the transactions hereby and thereby contemplated by the Company, will:

            (i) constitute any violation or breach of the certificate of incorporation or the by-laws of the Company or any of its Subsidiaries;

            (ii) constitute a default under or a violation or breach of, or result in the acceleration of any obligation under, any provision of any Contract to which the Company or any of its Subsidiaries is a party or by which any of the assets of the Company or any of its Subsidiaries or the Purchase Shares may be affected;


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

            (iii) assuming the consents and approvals described in Section 3.7 have been received, violate any Governmental Rules affecting the Company or any of its Subsidiaries; or

            (iv) result in the creation of any Lien on any of the assets of the Company or any of its Subsidiaries.

other than, in the case of foregoing clauses (ii), (iii), and (iv), those defaults, violations, breaches, accelerations and Liens which, individually or in the aggregate, would not have a Company Material Adverse Effect.

      3.5 Corporate Documents. The Company has filed as exhibits to its SEC Reports true and complete copies of the Certificate of Incorporation, as amended, and By-Laws of the Company.

      3.6 Capitalization; Options. (a) The Company is authorized to issue 50,000,000 shares of Common Stock, 5,600,000 of which are issued and outstanding as of the date hereof (prior to giving effect to the transactions contemplated by this Agreement) ("Common Stock") and 1,000,000 shares of Preferred Stock, 300,000 of which, denominated Series A Convertible Preferred Stock, are issued and outstanding as of the date hereof.

      (b) All of the Purchase Shares when issued to Buyers in accordance with the terms of this Agreement shall be legally and validly issued, fully paid and non-assessable, free and clear of all Liens.

      (c) Other than the Common Stock and the Preferred Stock, there are no other series or classes of capital stock of the Company authorized or issued and outstanding. Except as set forth on Section 3.6(c) of the Company Disclosure Schedule, there are no outstanding warrants, options, contracts, rights (preemptive or otherwise), calls, commitments or other instruments convertible into or exchangeable for shares of capital stock of the Company or any of the Company's Subsidiaries, in each such case, to which the Company or any of Company's Subsidiaries is a party and which relates to the sale or issuance of shares of capital stock of the Company or of any of Company's Subsidiaries (collectively, the "Company Instruments") As of the date hereof, there are 9,800,000 shares of Common Stock reserved on the Company's books and records for issuance upon exercise of redeemable warrants and an option held by the underwriter of the Company's initial public offering. The Company has also agreed to reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Series A Convertible Preferred Stock. Except as set forth on Section 3.6(c) of the Company Disclosure Schedule or as contemplated by this Agreement and the Transaction Documents, (i) the Company has not agreed to register any shares of its capital stock under the Securities Act or granted registration rights with respect to shares of its capital stock to any Person and (ii) there are no voting trusts, stockholders agreements, proxies or other agreements or understandings in effect to which the Company is a party with respect to the voting or transfer of any shares of Common Stock. Except as set forth on Section 3.6(c) of the Company Disclosure Schedule, the issuance and sale of the Purchase Shares in accordance with its terms will not result in an adjustment of the exercise or conversion price of, or number of shares issuable upon the exercise or conversion of any such, Company Instruments.


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

      (d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable. All outstanding Common Stock, options and other securities of the Company were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws (including, without limitation, anti-fraud provisions) or, subject in part to the truth and accuracy of each purchaser's representations to the Company at the time of the purchase thereof, pursuant to valid exemptions therefrom.

      3.7 Consents and Approvals. Except as set forth in Section 3.7 of the Company Disclosure Schedule, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any other Person is required on behalf of the Company or any of its Subsidiaries in connection with the execution, delivery or performance of this Agreement and the Transaction Documents or the consummation of the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, result in a Company Material Adverse Effect.

      3.8 SEC Reports and Financial Statements.

      (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since November 2, 2004 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any form, report or other document with the SEC.

      (b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (the "Financial Statements") (i) was prepared from the books of account and other financial records of the Company,
(ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) presented fairly in all material respects the financial position of the Company as at the respective dates thereof and the results of its operations and its cash flows for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to the omission of footnotes and normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Company Material Adverse Effect).

      (c) Except for liabilities and obligations reflected on the March 31, 2006 balance sheet of the Company included in the SEC Reports (including the notes thereto), liabilities and obligations disclosed in the SEC Reports (including exhibits thereto) filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business since March 31, 2006, neither the Company nor any of the Company's Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which, individually or in the aggregate, would cause a Company Material Adverse Effect.


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

      3.9 Litigation and Claims. There is no action, suit, claim, proceeding, arbitration or investigation (each, an "Action") pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or, to the best of the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or that questions the validity of this Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby. Neither the Company nor any of its Subsidiaries is subject to or in default under any judgment, order, writ, agreement, injunction or decree of any court or Governmental Authority.

      3.10 No Finder. Neither the Company, nor any of its Subsidiaries, nor any party acting on their behalf, has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      3.11 Exempt Offering. Subject in part to the truth and accuracy of each Buyer's representations set forth in Article IV of this Agreement, the offer, sale and issuance of the Purchase Shares, as contemplated by and in conformity with this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, and from the registration or qualification requirements of any other applicable federal or state securities laws.

      3.12 Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental, regulatory or self-regulatory body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental, regulatory or self-regulatory authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable requirements of Sarbanes-Oxley, and the rules and regulations promulgated by the Commission pursuant thereto.

      3.13 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. Except as set forth in the Company's SEC filings, none of such persons and no "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the 1933 Act) of any such person has had any direct or indirect ownership interest in, or other material interest in the Company, or any firm or corporation (i) with which the Company is affiliated, (ii) with which the Company has a business relationship, (iii) that competes with the


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Company, (iv) which purchases from or sells, licenses or furnishes to the
Company any goods, property or services; or (v) which is a party to any contract or agreement to which the Company is a party or by which it may be bound or affected; provided, however that no representation or warranty is made with respect to stock in publicly traded companies that may compete with the Company owned by employees, officers or directors of the Company and members of their immediate families.

      3.14 Title to Property and Assets. The Company and its Subsidiaries each have good and marketable title to all of its properties and assets, in each case, except as set forth in the SEC filings and except for liens arising from current taxes not yet due and payable, free and clear of any mortgages, pledges, liens, encumbrances, security interests or charges of any kind.

      3.15 Employee Benefit Plans. Neither the Company, nor any member of a controlled group (within the meaning of Sections 414(b), (c), (m) and (o) of the Code)) of employers that include the Company (collectively, the "Company Group"), maintains any "employee benefit plan" within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) nor any other severance, bonus, incentive stock option, stock appreciation, stock purchase, retirement, insurance, profit sharing, deferred compensation welfare or fringe benefit plan, agreement or arrangement, whether written or unwritten, providing benefits for employees or former employees of the Company or members of the Company Group (including such arrangements contained within the provisions of an individual employment or consulting agreement).

      3.16 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law, and all such returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected to be treated as a Subchapter S corporation pursuant to Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities, and no such audits are pending or, to the Company's knowledge, threatened. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

      3.17 Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and


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

the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

      3.18 No Finder. Neither the Company nor any party acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      3.19 Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on its current Trading Market. The issuance and sale of the Purchase Shares pursuant to this Agreement does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company is required for the Company to issue and deliver to the Purchase Shares to the Buyers.

      3.20 Disclosure. Neither this Agreement nor any statements or certificates made or delivered in connection herewith or therewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

      Each Buyer, severally and not jointly, represents and warrants to the Company as follows:

      4.1 Organization and Good Standing. Such Buyer (if not an individual) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

      4.2 Corporate Authority; Execution and Delivery; Enforceability. Such Buyer has the requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to consummate the transactions hereby and thereby contemplated. The execution and delivery by such Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation by such Buyer of the transactions hereby and thereby contemplated have been authorized by all necessary action (corporate or otherwise). Such Buyer has duly executed and delivered this Agreement and the Transaction Documents to which it is a party, and, assuming the due execution and delivery of this Agreement and the Transaction Documents by each party thereto (other than such Buyer), this Agreement and the Transaction Documents to which it is a party constitute valid and binding obligations of such Buyer and are enforceable against such Buyer in accordance with its and their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles (whether considered in a proceeding at equity or in law).

      4.3 Non-Contravention. Neither the execution and delivery of this Agreement or the Transaction Documents to which it is a party by such Buyer, nor the consummation of the transactions hereby or thereby contemplated by such Buyer, will:

            (i) constitute any violation or breach of the organizational documents of such Buyer (if not an individual); or

            (ii) violate any Government Rule affecting such Buyer, other than any such violations which, individually or in the aggregate, would not prevent such Buyer from consummating the transactions contemplated by this Agreement and the Transaction Documents.

      4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or third party is required on behalf of such Buyer in connection with the execution, delivery or performance of this Agreement or the Transaction Documents to which it is a party and all documents contemplated hereby or thereby or the transactions contemplated hereby and thereby, other than such consents, approvals and authorizations of, and declarations, filings and registrations with, third parties the failure of which to obtain, make or otherwise effect which would not, individually or in the aggregate, prevent such Buyer from consummating the transactions contemplated by this Agreement and the Transaction Documents.

      4.5 Litigation and Claims. There is no action, suit, claim, proceeding, arbitration or investigation pending or, to the knowledge of such Buyer, threatened against or affecting such Buyer with respect to the propriety or validity of the transactions contemplated hereby.

      4.6 No Finder. Neither such Buyer nor any party acting on such Buyer's behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby.

      4.7 Investment Representations. Such Buyer is acquiring the Purchase Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Purchase Shares or any part thereof.

      4.8 Accredited Investor. At the time such Buyer was offered the Purchase Shares, it was, and, at the date hereof, it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Buyer is not a registered broker-dealer under Section 15 of the Exchange Act. Such Buyer is acquiring the Purchase Shares in the ordinary course of its business. Such Buyer does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Purchase Shares. Such Buyer either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchase Shares, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Purchase Shares and, at the present time, is able to afford a complete loss of such investment.

      4.9 Access to Information. Such Buyer acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchase Shares and the merits and risks of investing in the Purchase Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

      4.10 Residency. Such Buyer is a resident of the jurisdiction specified on Annex II attached hereto.

      4.11 Independent Investment Decision. Such Buyer has independently evaluated the merits of its decision to purchase Purchase Shares pursuant to this Agreement, such decision has been independently made by such Buyer and such Buyer confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Buyer's business and/or legal counsel, or the Company's legal counsel, in making such decision.

      4.12 Reliance. Such Buyer understands and acknowledges that: (i) the Purchase Shares are being offered and sold to it without registration under the Securities Act or state securities laws in a private placement that is exempt from the registration provisions of the Securities Act and state securities laws and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Buyer hereby consents to such reliance.

                                   ARTICLE V

                                    COVENANTS

      5.1 Restrictive Legends. None of the Purchase Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to each transferring Buyer shall advise the Company in writing that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT, OR (II) UPON RECEIPT BY ISSUER OF AN OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

      The Company shall remove or cause its registrar and transfer agent to remove such legend at the time such Purchase Shares are transferred pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act.

      In addition, each certificate representing Purchased Shares issued to a Buyer that is not a "Citizen" within the meaning of the Company's Certificate of Incorporation shall bear a legend in substantially the following form:

      TO ENSURE COMPLIANCE WITH CERTAIN U.S. MARITIME LAWS, RAND LOGISTICS, INC.'S CERTIFICATE OF INCORPORATION CONTAINS PROVISIONS LIMITING NON-U.S. CITIZENSHIP OWNERSHIP OF ITS CAPITAL STOCK; LIMITING VOTING AND DIVIDEND RIGHTS OF SHARES OF CAPITAL STOCK OWNED BY NON-U.S. CITIZENS UNDER CERTAIN CIRCUMSTANCES; AND PROVIDING FOR MANDATORY REDEMPTION OR OTHER DIVESTITURE OF SHARES OF CAPITAL STOCK OWNED BY NON-U.S. CITIZENS UNDER CERTAIN CIRCUMSTANCES.

      5.2 Listing. The Company shall take all actions necessary to remain eligible for quotation of its securities on the OTC Bulletin Board and to cause all of the Registrable Securities (as defined in the Registration Rights Agreement) covered by a Registration Statement to be quoted thereon, unless listed on The New York Stock Exchange, The American Stock Exchange, the NASDAQ National Market or the NASDAQ Capital Market (each, a "National Market"). The Company shall use its reasonable best efforts to (i) secure the listing of all of the Registrable Securities on a National Market as promptly as practicable; and (ii) following such listing maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Following such listing, neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock from the National Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.2.

                                   ARTICLE VI

                        CLOSING DELIVERIES BY THE PARTIES

      6.1 Company Closing Deliveries. At the Closing, the Company shall deliver to each Buyer the following:

      (a) Evidence reasonably satisfactory to such Buyer that the WMS Transaction shall be capable of being completed concurrently with the Closing in accordance with the terms of the WMS Documents, without waiver by any party thereto of any material term or condition thereof, as may be requested by such Buyer;

      (b) The Registration Rights Agreement duly executed by the Company;

      (c) Evidence reasonably satisfactory to such Buyer that all corporate and other actions required of the Company in connection with the transactions contemplated hereby shall have been taken, including certified or other copies of such documents and instruments pertaining thereto and to the corporate existence of the Company, as may reasonably be requested by such Buyer; and

      (d) Certificates representing the number of Purchased Shares being purchased by such Purchaser.

      6.2 Buyer Closing Deliveries. At the Closing, each Buyer shall deliver to the Company the following:

      (a) The Purchase Price for such Buyer as listed on Annex II;

      (b) The Registration Rights Agreement duly executed by such Buyer; and

      (c) Evidence satisfactory to the Company of the "Citizenship" of the Buyer within the meaning of the Company's Certificate of Incorporation.

                                  ARTICLE VII

                                  MISCELLANEOUS

      7.1 Survival; Certain Other Matters.

      (a) The representations and warranties of the parties contained in this Agreement shall survive the Closing and shall continue in full force and effect until the second anniversary of the date hereof, after which time such representations and warranties shall terminate and have no further force or effect; provided, however, that the representations and warranties contained in Sections 3.6, 3.18, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11 and 4.12 hereof shall survive the Closing and remain in full force and effect until the expiration of the applicable statute of limitations, after which time such representations and warranties shall terminate and have no further force or effect. The period during which any such representation or warranty survives is the "Survival Period" for such representation or warranty. Notwithstanding the foregoing, any representation or warranty that would otherwise terminate shall survive with respect to, and only with respect to, any matter of which notice is given to Company or Buyers, as the case may be, in writing pursuant to this Agreement prior to the end of the applicable Survival Period until such matter is resolved, after which time such representation and warranty shall terminate and have no further force or effect. The representations, warranties and covenants of the Company contained in or made pursuant to this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Buyer or the Company.

      (b) The covenants and agreements of the parties contained in this Agreement shall survive the Closing as to each Buyer until such Buyer no longer owns any Purchase Shares.

      (c) Each party hereto may assert a claim or cause of action under this Agreement with respect to (i) any breach of one or more of the representations and warranties contained in Articles III and IV hereof, as the case may be, provided that such claim or cause of action is asserted within the applicable time period specified in Section 7.1(a) hereof and (ii) subject to Section 7.1(b) hereof, a breach of any one or more of the covenants or agreements contained in this Agreement. Except as provided for in the immediately preceding sentence, the parties to this Agreement agree that no claims or causes of action on any basis (including in contract or tort, under federal or state securities laws or otherwise), other than for fraud, may be brought against the Company or any Buyer or any of their respective directors, officers, employees, Affiliates, shareholders, successors, permitted assigns, agents, or representatives based upon, directly or indirectly, any of the representations or warranties contained in Articles III and IV of this Agreement or any misstatement or failure to state any fact made by Company in connection with such Buyer's purchase of the Purchase Shares.

      7.2 Further Assurances. From and after the Closing Date, each party shall, at any time and from time to time, make, execute and deliver, or cause to be made, executed and delivered, such instruments and agreements, and take or cause to be taken all such actions as counsel for the other party may reasonably request for the effectual consummation of this Agreement and the transactions hereby contemplated.

      7.3 Expenses of the Transaction. Each party shall pay its own fees and expenses in connection with this Agreement and the transactions hereby contemplated.

      7.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when sent by telecopy (provided that it is confirmed by a means specified in clause (i) or (ii)), addressed as follows:

      If to a Buyer, to the addresses set forth for such Buyer on Annex II hereto.

      If to the Company to:

           Rand Logistics Inc.
           450 Park Avenue, Suite 1001
           New York, New York 10022
           Telecopy: (212) 644-6262
           Telephone: (212) 644-3450
           Attn: Chief Executive Officer

      With a copy to:

           Katten Muchin Rosenman LLP
           575 Madison Avenue
           New York, New York 10022
           Attention: Todd Emmerman, Esq.
           Telecopy: (212) 940-8776
           Telephone: (212) 940-8873

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

      7.5 No Modification Except in Writing. This Agreement shall not be changed, modified, or amended except by a writing signed by the party to be affected by such change, modification or amendment, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to which performance is to be rendered.

      7.6 Entire Agreement. This Agreement, together with any Schedules and Exhibits hereto, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

      7.7 Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

      7.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by the Company without the prior written consent of each Buyer. This Agreement may not be assigned by any Buyer without the prior written consent of the Company.

      7.9 Governing Law; Jurisdiction.

      (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

      (b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York, New York County or any court of competent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

      (c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

      7.10 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

      7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

      7.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to any Buyer, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of the Company or any Buyer nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or any Buyer of any breach of default under this Agreement, or any waiver on the part of the Company or any Buyer of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any Buyer, shall be cumulative and not alternative.

      7.13 Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the day and year first above written.

                                                 RAND LOGISTICS, INC.


                                                 By: /s/ Laurence S. Levy
                                                 Name: Laurence S. Levy
                                                 Title: Chief Executive Officer

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   KNOTT PARTNERS, L.P.

                                   By: /s/ David M. Knott
                                       Name:  David M. Knott
                                       Title: General Partner


                                   MATTERHORN OFFSHORE FUND LTD.

                                   By: /s/ David M. Knott
                                       Name:  David M. Knott
                                       Title: President, Dorset Management Corp.
                                              Investment Advisor to Matterhorn
                                              Offshore Fund Ltd.


                                   GOOD STEWARD TRADING COMPANY SPC

                                   By: /s/ David M. Knott
                                       Name:  David M. Knott
                                       Title: President, Dorset Management Corp.
                                              Investment Advisor to Good Steward
                                              Trading Company SPC


                                   FINDERNE LLC

                                   By: /s/ David M. Knott
                                       Name:  David M. Knott
                                       Title: President, Dorset Management Corp.
                                              Investment Advisor to Finderne LLC


                                   SHOSHONE PARTNERS, LP

                                   By: /s/ David M. Knott
                                       Name:  David M. Knott
                                       Title: President, Dorset Management Corp.
                                              Investment Advisor to Shoshone
                                              Partners LP

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   MULSANNE PARTNERS LP

                                   By: /s/ David M. Knott
                                       Name:  David M. Knott
                                       Title: President, Dorset Management Corp.
                                              Investment Advisor to Mulsanne
                                              Partners LP


                                   COMMONFUND HEDGED EQUITY COMPANY

                                   By: /s/ David M. Knott
                                       Name:  David M. Knott
                                       Title: President, Dorset Management Corp.
                                              Investment Advisor to Commonfund
                                              Hedged Equity Co.

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   THE HUMMINGBIRD VALUE FUND LP

                                   By: Hummingbird Capital, LLC
                                       General Partner

                                   By: /s/ Paul Sonkin
                                       Name:  Paul Sonkin
                                       Title: Managing Member


                                   THE HUMMINGBIRD MICROCAP VALUE FUND LP

                                   By: Hummingbird Capital, LLC
                                       General Partner

                                   By: /s/ Paul Sonkin
                                       Name:  Paul Sonkin
                                       Title: Managing Member

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   TERRIER PARTNERS L.P.

                                   By: B-Doggy LLC, General Partner

                                   By: /s/ Bobby Melnick
                                       Name:  Bobby Melnick
                                       Title: Managing Member

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   PERFORMANCE PARTNERS, LP

                                   By: P2 Management, LLC, General Partner

                                   By: /s/ Brett H. Fialkoff
                                       Name:  Brett H. Fialkoff
                                       Title: Manager


                                   PERFORMANCE PARTNERS, LTD

                                   By: P2 Management, LLC, General Partner

                                   By:: /s/ Brett H. Fialkoff
                                        Name:  Brett H. Fialkoff
                                        Title: Manager

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   WTC-CIF MICRO CAP EQUITY PORTFOLIO
                                   By: WELLINGTON MANAGEMENT COMPANY, LLP,
                                   Investment Advisor

                                   By: /s/ Julie A. Jenkins
                                       Name:  Julie A. Jenkins
                                       Title: Vice President and Counsel


                                   WTC-CTF MICRO CAP EQUITY PORTFOLIO
                                   By: WELLINGTON MANAGEMENT COMPANY, LLP,
                                   Investment Advisor

                                   By: /s/ Julie A. Jenkins
                                       Name:  Julie A. Jenkins
                                       Title: Vice President and Counsel


                                   WTC-CIF GLOBAL INFRASTRUCTURE PORTFOLIO
                                   By: WELLINGTON MANAGEMENT COMPANY, LLP,
                                   Investment Advisor

                                   By: /s/ Julie A. Jenkins
                                       Name:  Julie A. Jenkins
                                       Title: Vice President and Counsel


                                   RAYTHEON MASTER PENSION TRUST
                                   By: WELLINGTON MANAGEMENT COMPANY, LLP,
                                   Investment Advisor

                                   By: /s/ Julie A. Jenkins
                                       Name:  Julie A. Jenkins
                                       Title: Vice President and Counsel


                                   CLARIDEN-LUX INFRASTRUCTURE FUND
                                   By: WELLINGTON MANAGEMENT COMPANY, LLP,
                                   Investment Advisor

                                   By: /s/ Julie A. Jenkins
                                       Name:  Julie A. Jenkins
                                       Title: Vice President and Counsel

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   ISLANDIA, L.P.

                                   By: John Lang, Inc., General Partner

                                   By: /s/ Edgar Berner
                                       Name:  Edgar Berner
                                       Title: Vice President

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   WYNNEFIELD PARTNERS SMALL CAP VALUE, LP

                                   By: Wynnefield Capital Management, LLC
                                       General Partner

                                   By: /s/ Nelson Obus
                                       Name:  Nelson Obus
                                       Title: Managing Member


                                   WYNNEFIELD PARTNERS SMALL CAP VALUE, LP I

                                   By: Wynnefield Capital Management, LLC
                                       General Partner

                                   By: /s/ Nelson Obus
                                       Name:  Nelson Obus
                                       Title: Managing Member


                                   WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND,
                                   LTD.

                                   By: /s/ Nelson Obus
                                       Name:  Nelson Obus
                                       Title: President

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                     ANNEX I
                                  SCHEDULE 3.2

                              LIST OF SUBSIDIARIES

--------------------------------------------------------------------------------------------------------------
           Name of Subsidiary                State or other jurisdiction of                 Liens
                                             incorporation or organization
--------------------------------------------------------------------------------------------------------------
Rand LL Holdings Corp.                                  Delaware               No Liens on capital stock
--------------------------------------------------------------------------------------------------------------
Lower Lakes Towing Ltd.                                  Canada                Capital stock pledged to senior
                                                                               lender
--------------------------------------------------------------------------------------------------------------
Lower Lakes Transportation Company                      Delaware               Capital stock pledged to senior
                                                                               lender
--------------------------------------------------------------------------------------------------------------
Grand River Navigation Ltd.                             Delaware               Capital stock pledged to senior
                                                                               lender
--------------------------------------------------------------------------------------------------------------
Port Dover Steamship Company Inc.                        Canada                Capital stock pledged to senior
                                                                               lender
--------------------------------------------------------------------------------------------------------------
Rand Finance Corp.                                      Delaware               No Liens on capital stock
--------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3.4

                                NON-CONTRAVENTION

The representations and warranties contained in Section 3.4 are qualified by the assumption that the citizenship of the Buyers is at all times such to enable the Company to remain in continuous compliance with the citizenship requirements of the Maritime Laws and any provisions of the certificate of incorporation and by-laws of the Company adopted from time to time to ensure such compliance.

                                 SCHEDULE 3.6(c)

                             CAPITALIZATION; OPTIONS

o The Company has issued warrants exercisable for 9,200,000 shares of the Company's Common Stock. Each warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $5.00 per share. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days' notice, only in the event that the reported last sale price of the Common Stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

o The Company issued an option to EarlyBirdCapital, Inc. to purchase 300,000 Units at an exercise price of $9.90 per Unit. Each Unit is comprised of one share of the Company's Common Stock and two warrants each exercisable for one share of the Company's Common Stock at an exercise price of $6.25 per share and with terms otherwise identical to the warrants described above. The Company has granted registration rights to EarlyBirdCapital, Inc. or its designees with respect to securities issued upon exercise of the Unit Purchase Options.

o The Company has granted registration rights with respect to its shares of Series A Convertible Preferred Stock pursuant to a Registration Rights Agreement dated September 2, 2005.

o The Company has granted registration rights with respect to shares of Common Stock issued to the Company's directors and their designees in connection with the Company's initial public offering.

o The Company has agreed to grant registration rights with respect to shares of Common Stock which may be issued in lieu of cash payments under the Company's Management Bonus Program.

o The Company's Compensation Committee is considering a proposal to issue warrants exercisable for shares of the Company's Common Stock to certain directors, executive officers and employees of the Company and its Subsidiaries, in certain cases, in lieu of cash compensation to such recipients. The terms of the warrants proposed to be issued pursuant to the program are the same as the terms of the warrants issued in the Company's initial public offering, namely: each warrant would entitle the holder to purchase from the Company one share of Common Stock at an exercise price of $5.00 per share; and the Warrants would be redeemable at a price of $.01 per Warrant upon 30 days' notice, only in the event that the reported last sale price of the Common Stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. The Company would grant or agree to grant registration rights to the holders of warrants issued under the program with respect to Common Stock issued upon exercise of the warrants.

o The holders of the Series A Preferred Stock has agreed that the "Conversion Price" under the Certificate of Designations of Series A Convertible Preferred Stock will not be subject to adjustment as a result of the issuance of Purchased Shares, and that an amendment to the Certificate of Designations may be filed to such effect upon completion of the WMS Transaction.

                                   SECTION 3.7

                             CONSENTS AND APPROVALS

o     Filing of Form D with the SEC

o Consent or notice under applicable Blue Sky Laws may be required based on the states in which the Purchase Shares are deemed to be offered

                                    ANNEX II

                             ALLOCATION AMONG BUYERS

Name / Address of Buyer                      Purchase Price ($)    No. of Shares

Islandia L.P.                                2,500,000             462,107
c/o John Lang Inc.
485 Madison Avenue
New York, NY 10022
Attention: Edgar Berner

Knott Partners, L.P.                         962,980               178,000
485 Underhill Boulevard
Suite 205
Syosset, NY 11791
Attention: David M. Knott

Matterhorn Offshore Fund Ltd.                576,706               106,600
485 Underhill Boulevard
Suite 205
Syosset, NY 11791
Attention: David M. Knott

CommonFund Hedged Equity Company             7,574                 1,400
485 Underhill Boulevard
Suite 205
Syosset, NY 11791
Attention: David M. Knott

Shoshone Partners, LP                        936,411               173,089
485 Underhill Boulevard
Suite 205
Syosset, NY 11791
Attention: David M. Knott

Finderne, LLC (Formerly Anno, LP)            51,395                9,500
485 Underhill Boulevard
Suite 205
Syosset, NY 11791
Attention: David M. Knott

Good Steward Trading Company SPC             9,197                 1,700
485 Underhill Boulevard
Suite 205
Syosset, NY 11791
Attention: David M. Knott

Mulsanne Partners LP                         38,411                7,100
485 Underhill Boulevard
Suite 205
Syosset, NY 11791
Attention: David M. Knott

The Hummingbird Value Fund LP                1,000,000             184,843
c/o Hummingbird Capital, LLC
460 Park Avenue
12th Floor
New York, NY 10022
Attention: Paul Sonkin
                                             1,000,000             184,843
The Hummingbird Microcap
Value Fund LP
c/o Hummingbird Capital LLC
460 Park Avenue
12th Floor
New York, NY 10022
Attention: Paul Sonkin

Terrier Partners L.P.                        250,000               46,211
c/o B-Doggy LLC
145 East 57th Street, 10th Fl.
New York, NY 10017
Attention: Bobby Melnick

Performance Partners, LP                     402,000               74,307
c/o P2 Management, LLC
767 Third Avenue, 15th Floor
New York, NY 10017
Attention: Brett H. Fialkoff

Performance Partners, Ltd.                   98,000                18,115
c/o P2 Management, LLC
767 Third Avenue, 15th Floor
New York, NY 10017
Attention: Brett H. Fialkoff

WTC-CIF Micro Cap Equity Portfolio           27,050                5,000
(nominee:  Finwell & Co.)
c/o DTCC/New York Window
55 Water Street
New York, NY 10041
Attention: Robert Mendez for the
account of
State Street Fund W64Y

WTC-CTF Micro Cap Equity Portfolio           324,600               60,000
(nominee: Finwell & Co.)
c/o DTCC/New York Window
55 Water Street
New York, NY 10041
Attention: Robert Mendez for the
account of
State Street Fund W75Q

WTC-CIF Global Infrastructure Portfolio      33,542                6,200
(nominee: Finwell & Co.)
c/o DTCC/New York Window
55 Water Street
New York, NY 10041
Attention: Robert Mendez for the
account of
State Street Fund W66X

Ratheon Master Pension Trust                 1,044,671             193,100
(nominee: MAC & Co.)
Mellon Securities Trust Co.
120 Broadway, 13th Floor
New York, NY 10271
Reference: Raytheon DB Global
Infrastructure
RAYF5732002

Clariden-LUX Infrastructure Fund             2,737,460             506,000
(nominee: Gerlach & Co.)
Citibank NA
333 West 34th Street
3rd Floor Securities Vault
New York, NY 10001

Wynnefield Partners Small Cap Value, LP      240,000               44,362
c/o Wynnefield Capital Management, LLC
450 Seventh Avenue
Suite 509
New York, NY 10123
Attention: Nelson Obus

Wynnefield Partners Small Cap Value, LP I    330,000               60,998
c/o Wynnefield Capital Management, LLC
450 Seventh Avenue
Suite 509
New York, NY 10123
Attention: Nelson Obus

Wynnefield Small Cap Value                   430,000               79,482
Offshore Fund, Ltd.
450 Seventh Avenue
Suite 509
New York, NY 10123
Attention: Nelson Obus

Total                                        13,000,000            2,402,957